ARTICLES OF DISSOLUTION

                            FOR

               THE TURKISH GROWTH FUND, INC.

         The undersigned, for the purpose of dissolving THE

TURKISH GROWTH FUND, INC. (the "Corporation"), a corporation formed under the laws of the State of Maryland on July 12,

1991 and existing under the laws of the State of Maryland,

does make and file these Articles of Dissolution in writing

pursuant to Section 3-406 of the Maryland General

Corporation Law and does hereby certify as follows:

         FIRST:  The name of the Corporation and address of

its principal office in Maryland is:

                   THE TURKISH GROWTH FUND, INC.
                   c/o The Corporation Trust Incorporated
                   32 South Street
                   Baltimore, Maryland 21202

         SECOND:  The name and address of the resident agent

of the Corporation in the State of Maryland, who shall serve for one year after dissolution and until the affairs of the

Corporation are wound up, is as follows:

                   The Corporation Trust Incorporated
                   32 South Street
                   Baltimore, Maryland 21202











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         THIRD:  The name and address of the sole Director

of the Corporation is:

                   Dave H. Williams
                   1345 Avenue of the Americas
                   New York, New York 10105

         FOURTH:  Dave H. Williams is President of the

Corporation, Edmund P. Bergan, Jr. is Secretary of the

Corporation and their address is Alliance Capital Management

Corporation, 1345 Avenue of the Americas, New York, New York

10105.  Mark D. Gersten is Treasurer of the Corporation and

his address is Alliance Fund Services, Inc. 500 Plaza Drive,

Secaucus, New Jersey 07094.

         FIFTH:  There are no shares of stock either

outstanding or subscribed for entitled to vote on the

dissolution of the Corporation.  The dissolution of the

Corporation has been approved by resolution adopted by the

sole Director of the Corporation.  The dissolution of the

Corporation was approved in the manner and by the vote

required by law and the Charter of the Corporation.

         SIXTH:  The Corporation has no known creditors.

         SEVENTH:  Upon the filing and acceptance of these

Articles of Dissolution the Corporation is hereby dissolved.

         IN WITNESS WHEREOF, the undersigned, being the sole

Director of the Corporation, has executed these Articles of

Dissolution on this     day of May, 1996.  The undersigned

acknowledges these Articles to be the corporate act of the

Corporation and states that to the best of his knowledge,

information and belief the matters and facts relating to the authorization and approval hereof are true in all material

respects under penalties for perjury.




                                  __________________________
                                  Dave H. Williams
                                  Sole Director


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               The Turkish Growth Fund, Inc.

           Consent and Action in Lieu of Meeting
                            of
                    Board of Directors


         The undersigned, being the sole director of The

Turkish Growth Fund, Inc., a Maryland corporation (the

"Corporation"), pursuant to Section 2-408(c) of the General

Corporation Law of the State of Maryland, does hereby

consent and agree, by signing this written consent, to the

adoption of the following resolutions and the filing of same with the minutes of proceedings of the Board of Directors,

with the same effect as if such action had been taken by

unanimous vote at a meeting of the Board of Directors duly

called and held:

              RESOLVED, that the sole director of the
         Corporation hereby declares it advisable that the Corporation be dissolved; and

              RESOLVED, that the officers of the
         Corporation be and each is authorized and directed, in the name and on behalf of the Corporation, to cause to be prepared and executed and cause to be filed with the Maryland State Department of Assessments and
         Taxation Articles of Dissolution and to do all other things which any of them may deem necessary or desirable in connection therewith.



Dated:  May    , 1996


                                  __________________________
                                  Dave H. Williams


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